As filed with the Securities and Exchange Commission
                            on August 19, 1998
                                                     Registration No. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                TOYS "R" US. INC.
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)
                                   Delaware
                          -------------------------
        (State or other jurisdiction of incorporation or organization)
                                  22-3260693
                          -------------------------
                     (I.R.S. Employer Identification No.)

            461 From Road, Paramus, New Jersey               07652
------------------------------------------------------------------------------
                (Address of Principal Executive Offices)          (Zip Code)

             TOYS "R" US, INC. 1997 EMPLOYEE STOCK OPTION PLAN
             -------------------------------------------------
                        (Full Title of the Plan)

                            Louis Lipschitz
           Executive Vice President and Chief Financial Officer
                           TOYS "R" US, INC.
                            461 From Road
                     Paramus, New Jersey  07652
                            (201) 262-7800
        -----------------------------------------------------------
         (Name, Address and Telephone Number of Agent for Service)
                                 Copy to:
                            Andre Weiss, Esq.
                         Schulte Roth & Zabel LLP
                             900 Third Avenue
                        New York, New York 10022
==============================================================================
                        CALCULATION OF REGISTRATION FEE
                                  Proposed        Proposed
    Title of     Amount to be      Maximum         Maximum        Amount of
 Securities to   Registered (1) Offering Price    Aggregate     Registration
 be Registered                   Per Share (2) Offering Price(2)     Fee
---------------- -------------- -------------- ----------------- ------------
Common Stock     $15,000,000    $20.46875      $307,031,250     $90,575
par value
$.10 per share

_______________________________

(1) The Registrant, Toys "R" Us, Inc. (hereinafter, the "Company"), a Delaware corporation, adopted a Rights Agreement on January 7, 1998. Pursuant to such stockholder rights agreement, each outstanding share of Common Stock may be exchanged, under certain defined circumstances, for the right to purchase additional shares of Common Stock at a significant discount. No such rights are currently exercisable. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on August 13, 1998 ($20.46875), multiplied by the 15,000,000 shares that remain available for grant under the Plans.

                                   PART I

      ITEM 1.     PLAN INFORMATION.*
      ------      -----------------

      ITEM 2      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
      ------      -----------------------------------------------
                  INFORMATION.*
                  ------------

      * The document(s) containing the information required by Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a)of the Act.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            Item 3.  Incorporation of Documents By Reference.
            ------   ---------------------------------------
            The following documents which have been or will in the future be filed by the Company with the Commission are incorporated in this Registration Statement by reference:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the Company's fiscal year ended January 31, 1998.

            2. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 3, 1998, filed pursuant to Section 14 of the Exchange Act.

            3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1998, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

            4. The description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on June 13, 1979 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            5. The description of the Company's Common Stock purchase rights described in the Company's Registration Statement on Form 8-A (File No. 1-11609) filed on January 16, 1998.

            All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such reports and documents.

            Item 4.  Description of Securities.
            ------   -------------------------

            Not Applicable.

             Item 5.  Interests of Named Experts and Counsel.
             ------   --------------------------------------

Legal Opinion.
-------------

            The legality of the shares of Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company. Andre Weiss, a member of Schulte Roth & Zabel LLP, is the Secretary of the Company.

Experts.
-------

            The consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

            Item 6.  Indemnification of Directors and Officers.
            ------   -----------------------------------------

Limitation of Directors' Liability.
----------------------------------

             The Delaware General Corporation Law ("DGCL") provides that a corporation's certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the DGCL, which relates to liability for unlawful payments of dividends or unlawful stock repurchases or redemptions, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission prior to the adoption of such a provision in the certificate of incorporation. The Company's Restated Certificate of Incorporation contains a provision eliminating the personal liability for monetary damages of its directors to the full extent permitted under the DGCL.

Indemnification and Insurance.
-----------------------------

            The DGCL contains provisions setting forth conditions under which a corporation may indemnify its directors and officers. The Company's Restated Certificate of Incorporation provides that a director or officer who is a party to any action, suit or proceeding shall be entitled to be indemnified by the Company to the extent permitted by the DGCL against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such director or officer in connection with such action, suit or proceeding. The Company has entered into indemnification agreements with each of its directors and intends to enter into indemnification agreements with each of its future directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its directors against certain liabilities, including any liabilities arising out of this Registration Statement. The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities.

            Item 7.  Exemption from Registration Claimed.
            ------   -----------------------------------

            Not Applicable.

            Item 8.  Exhibits.
            ------   --------

            The following is a complete list of exhibits filed as a part of this Registration Statement:

         Exhibit No.                 Document
         ----------                  --------

            4.1                      Toys "R" Us, Inc. 1997 Employee Stock
                                     Option Plan

            4.2 Rights Agreement, dated January 7, 1998, between the Company and American Stock Transfer & Trust Company (attached as
                                     Exhibit 1 to the Company's Registration
                                     Statement on Form 8-A (File No. 1-11609) filed on January 16, 1998 and incorporated herein by reference).

             5 Opinion of Schulte Roth & Zabel LLP with respect to the legality of original issuance of shares of Common Stock being registered

             23.1                    Consent of Ernst & Young LLP

            23.2                     Consent of Schulte Roth & Zabel LLP
                                     (included in Exhibit 5)

             24 Powers of Attorney (see pages II-1 and II-2 of this Registration Statement)

           Item 9.  Undertakings.
           ------   ------------

            A.  To Update Annually.
                  ------------------

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraphs (A)(l)(i) and (A)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B.Incorporation of Subsequent Exchange Act Documents by Reference.
              ---------------------------------------------------------------

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C.  Indemnification of Officers and Directors.
                 -----------------------------------------

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 19th day of August, 1998.



                                        TOYS "R" US, INC.



                                        By:  /s/ Louis Lipschitz
                                           --------------------------------
                                              Louis Lipschitz
                                              Executive Vice President and
                                              Chief Financial Officer


                               POWER OF ATTORNEY

            The Registrant and each person whose signature appears below hereby appoint Robert C. Nakasone and Louis Lipschitz, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature                   Title                       Date
------------------                   -----                       ----
/s/ Robert C. Nakasone         Chief Executive Officer     August 19, 1998
----------------------
Robert C. Nakasone             and Director

/s/ Bruce W. Krysiak           President, Chief            August 19, 1998
--------------------
Bruce W. Krysiak               Operating Officer and
                               President -- U.S. Toy
                               Stores and Director

/s/ Louis Lipschitz            Executive Vice President    August 19, 1998
-------------------
Louis Lipschitz                and Chief Financial
                               Officer
                               (Principal Financial and
                                Accounting Officer)

                               Chairman of the Board
---------------------          and Director
Michael Goldstein

/s/ Robert A. Bernhard         Director                    August 19, 1998
----------------------
Robert A. Bernhard

/s/ RoAnn Costin               Director                    August 19, 1998
----------------
RoAnn Costin

---------------                Director
Calvin Hill

/s/ Shirley Strum Kenny        Director                    August 19, 1998
-----------------------
Shirley Strum Kenny

-------------------            Director                    August 19, 1998
Charles Lazarus

/s/ Norman S. Matthews         Director                    August 19, 1998
----------------------
Norman S. Matthews

/s/ Howard W. Moore            Director                    August 19, 1998
-------------------
Howard W. Moore

-------------------            Director
Arthur B. Newman

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.           Document                                      Page
----------            --------                                      ----

4.1                   Toys "R" Us, Inc. 1997                    III - 1
                      Employee Stock Option Plan

4.3                   Rights Agreement, dated
                      January 7, 1998, between
                      the Company and American
                      Stock Transfer & Trust
                      Company (attached as
                      Exhibit 1 to the Company's
                      Registration Statement on
                      Form 8-A (File No. 1-11609)
                      filed on January 16, 1998
                      and incorporated herein by
                      reference).

5                     Opinion of Schulte Roth &                 III-10
                      Zabel LLP with respect to
                      the legality of original
                      issuance of shares of
                      Common Stock being
                      registered

23.1                  Consent of Ernst & Young                  III - 12
                      LLP

23.2                  Consent of Schulte Roth &
                      Zabel LLP (included in
                      Exhibit 5)

24                    Powers of Attorney (see
                      pages II-1 and II-2 of this
                      Registration Statement)

FORM TYPE S-8
Exhibit 4.1.  Toys "R" Us, Inc. 1997 Employee Stock Option Plan

                              TOYS "R" US, INC.
                       1997 EMPLOYEE STOCK OPTION PLAN

          The following is the complete text of the Plan, as amended.

                                  ARTICLE 1

                         ESTABLISHMENT AND PURPOSE

          1.1 Establishment and Effective Date. Toys "R" Us, Inc., a Delaware corporation (the "Company"), hereby establishes a stock option plan to be known as the Toys "R" Us, Inc. 1997 Employee Stock Option Plan (the "Plan"). The Plan shall become effective as of September 9, 1997.

          1.2 Purpose. The purpose of the Plan is to encourage and enable all eligible employees (subject to such requirements as may be prescribed by the Management Compensation and Stock Option Committee (the "Committee")) of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's common stock, par value $.10 per share ("Common Stock"). Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries.

                                   ARTICLE 2

                                     AWARDS

          2.1 Form of Awards. Awards under the Plan may be granted in the form of stock options ("Options") that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

          2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 15,000,000 subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option expires unexercised or is terminated, surrendered or cancelled without being exercised in whole for any reason, the shares of Common Stock covered by such Option shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine. In addition, shares of Common Stock withheld in payment of taxes relating to Options, and the number of shares of Common Stock equal to the number of shares surrendered in payment of the exercise price of Options or taxes relating to Options, shall be available for subsequent awards of Options under the Plan upon such terms as the Committee may determine.

                                    III-1

          2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require employees to return to the Company Options previously granted under the Plan. Subject to the provisions of the Plan, such new Option shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                  ARTICLE 3

                               ADMINISTRATION

          3.1 Committee. Awards shall be determined, and the Plan shall be administered by, the Committee.

          3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; and (ii) to determine the employees to whom, and the time or times at which, Options shall be granted.

          3.3 Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

          3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all employees who have received awards under the Plan and all other interested persons.

          3.5 Liability; Indemnification. No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Options granted thereunder, and each member of the Committee, the Chief Executive Officer and each person to whom ministerial duties have been delegated shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or


                                    III-2

                                  ARTICLE 4

                                 ELIGIBILITY

under any agreement between such member, the Chief Executive Officer and the Company.

          Options may be granted to all employees of, and consultants and agents to, the Company or any of its subsidiaries other than officers of the Company. In determining the employees to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

          As used herein, the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Company owns, directly or indirectly, 40% or more of the economic interests.

                                 ARTICLE 5

                               STOCK OPTIONS

          5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

          5.2 Option Price. The purchase price per share under each Option shall be specified by the Committee, but in no event shall it be less than 90% of the Market Price on the date the Option is granted. In no case, however, shall the purchase price per share of an Option be less than the par value of the Common Stock ($.10).

          The "Market Price" of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day.



                                    III-3

          5.3 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise.

          5.4 Term. The term of each Option granted under the Plan shall be determined by the Committee.

          5.5 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

          5.6 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

          The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Company represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

                                ARTICLE 6

                     NONTRANSFERABILITY OF OPTIONS

          No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 7.4 hereof.


                                    III-4
<PAGE


          Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Options granted under the Plan to provide that the recipient of such Options may transfer any such Options other than by will or the laws of descent and distribution in any manner authorized under applicable law.

                                  ARTICLE 7

             EFFECT OF TERMINATION OF EMPLOYMENT, RELOCATION EVENT,
                 DISABILITY, RETIREMENT, DEATH OR SPECIAL EVENT

          7.1 General Rule. Except as expressly determined by the Committee in its sole discretion, no Option shall be exercisable after thirty (30) days following the recipient's termination of employment with the Company or a subsidiary, unless such termination of employment occurs by reason of: (i) a Relocation Event (as defined in Section 7.2); (ii) Retirement (as defined in
Section 7.3); (iii) death; or (iv) a Special Event (as defined in Section 7.5), provided that, in the case of a Special Event, the Committee shall have modified such Option to remain exercisable as provided in Section 7.5.

          Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Company or a subsidiary. The Committee may, in its sole discretion, cause any Option to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony; (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary; (iv) any breach of the employee's fiduciary duties to the Company as an employee; or (v) a violation by the employee of the Toys "R" Us Ethics Agreement or any other serious violation of a Company policy. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

          7.2 Relocation Event. Options granted to an employee shall remain outstanding after termination of such employee's employment with the Company or a subsidiary, if such termination solely occurs by reason of a "Relocation Event," which shall be deemed to occur if: (i) husband and wife are both current employees of the Company; (ii) the Company transfers one spouse to a new location; (iii) the Company is unable to offer the other spouse a position that is substantially comparable to his or her current position; and (iv) as a result, the other spouse's employment with the Company is terminated and the other spouse, as recipient, holds outstanding Options.

          In case of a Relocation Event, the Options held by a terminated employee shall be exercisable for a period equal to the lesser of: (i) the period such Options would be exercisable absent the termination of such employee; and (ii) the period such Options would be exercisable if granted to

                                    III-5
the spouse continuing in the Company's employ on the date originally granted to the terminated spouse.

          7.3 Disability or Retirement. Except as expressly provided otherwise in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable at any time until the expiration date of the Options.

         "Disability" shall mean any termination of employment with the Company or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment with the Company or a subsidiary either: (i) on a voluntary basis by a recipient who is at least fifty-five (55) years of age and who has at least ten (10) years of service with the Company or a subsidiary; or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

          7.4 Death. In the event of the death of a recipient of Options while an employee of the Company or any subsidiary, Options which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees at any time within three (3) years from the date of death, at which time such Options shall terminate.

          In the event of the death of a recipient of Options following a termination of employment due to Retirement, Disability or a Special Event (as defined in Section 7.5 hereof), if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees to the same extent such Options were exercisable by the recipient following such termination of employment.

          7.5 Special Event. In the case of a Special Event, the Committee in its sole discretion may elect to modify all or any lesser number of any Options held by an employee terminated as a result of a Special Event which are or are not exercisable on the date of termination, to provide that any of such Options may continue to be exercisable for the term and in the manner specified therein or for such other term and subject to such other provisions and conditions (including, without limitation, acceleration of the time or times at which any such Options may be exercised) as the Committee shall specify. The Committee shall have the sole discretion to determine the employees to whom and in the manner in which any such modification shall be made. If the Committee does not elect to modify an Option, then only Options

                                    III-6
currently exercisable at the date of termination shall be exercisable as provided in the first sentence of Section 7.1 hereof.

          A "Special Event" shall mean: (i) the sale or other disposition of a subsidiary or division of the Company; (ii) the closing or discontinuation of a specific operation of the Company or any subsidiary; (iii) the elimination of job categories; or (iv) a limited program of terminations in connection with a personnel reorganization or restructuring of the Company or any subsidiary of the Company scheduled to be completed on a date certain; provided, however, that only those employees who meet the terms and conditions as established by the Board or the Committee in its discretion shall be eligible to receive accelerated vesting of Options.

          7.6 Leave of Absence. In the case of an employee on an approved leave of absence, the Options of such employee shall not be affected unless such leave is longer than thirteen (13) weeks. The date of exercisability of any Options of an employee which are unexercisable at the beginning of an approved leave of absence lasting longer than thirteen (13) weeks shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options due to a leave of absence.

                                 ARTICLE 8

                 ADJUSTMENT UPON CHANGES IN CAPITALIZATION

          Notwithstanding any other provision of the Plan, the Committee may:
(i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder; or (ii) at the time of grant of any Options, provide for such adjustments to such Options as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.

                                ARTICLE 9

                        AMENDMENT AND TERMINATION

          The Board or the Committee may suspend, terminate, modify or amend the Plan at any time and from time to time. Any Plan amendment shall become effective upon the date stated therein, and shall be binding on the Company, except as otherwise provided in such amendment. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.


                                    III-7
<PAGE


                                  ARTICLE 10

                              WRITTEN AGREEMENT

          Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                 ARTICLE 11

                          MISCELLANEOUS PROVISIONS

          11.1 Tax Withholding. The Company shall have the right to require employees or their Designated Beneficiaries, personal representatives, heirs or legatees to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by: (i) surrendering shares owned by the employee; or (ii) having the Company withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

          11.2 Successor. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to all or substantially all of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

          11.3 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any employee or Designated Beneficiary, personal representative, heir or legatee of such employee. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made under the Plan shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.


                                    III-8
<PAGE


          11.4 No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 10 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such employee's employment at any time.

          11.5 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed: (i) to the employee at the employee's address as set forth in the books and records of the Company or its subsidiaries; or
(ii) to the Company or the Committee at the principal office of the Company clearly marked "Attention: Management Compensation and Stock Option Committee."

          11.6 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          11.7 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements thereunder, shall be construed in accordance with and governed by the laws of the State of New York.



























                                    III-9

                                                August 14, 1998
FORM TYPE S-8
Exhibit 5.  Opinion of Schulte Roth & Zabel LLP

The Board of Directors
Toys "R" Us, Inc.
461 From Road
Paramus, New Jersey  07652

Ladies and Gentlemen:

             We have acted as counsel to Toys "R" Us, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to, among other things, the registration thereunder of 15,000,000 additional shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to or reserved for issuance under the Company's 1997 Employee Stock Option Plan (the "Plan").

             This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

             In connection with this opinion, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction, of (i) the Plan; (ii) the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, in each case as amended to the date hereof; (iii) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the issuance of the Common Stock pursuant to or reserved for issuance under the Plan; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

             In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons signing or delivering an instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and upon certificates or other comparable documents of public officials.

             We are attorneys admitted to practice in the State of New York and the opinion expressed below is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Andre Weiss, Secretary of the Company, is a member of this Firm.



                                    III-10
<PAGE


             Upon the basis of and subject to the foregoing, we are of the opinion that the Company has the full power and authority under the General Corporation Law of the State of Delaware, and under its Restated Certificate of Incorporation and Amended and Restated By-Laws, to issue the Common Stock reserved for issuance under the Plan, and that such shares of Common Stock are validly authorized shares of Common Stock, and when issued and delivered in accordance with the Plan, will be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in Item 5, Interests of Named Experts and Counsel, of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,


                                           Schulte Roth & Zabel LLP
































                                    III-11

FORM TYPE S-8
Exhibit 23.1.  Consent of Ernst & Young LLP

                        Consent of Independent Auditors

             We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Toys "R" Us, Inc. 1997 Employee Stock Option Plan and to the incorporation by reference therein of our report dated March 11, 1998, with respect to the consolidated financial statements of Toy "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

New York, New York
August 14, 1998































                                   III-12